Exhibit 99.1

TransAtlantic Petroleum Announces Subscriptions for $47.4 Million of Convertible Notes

Hamilton, Bermuda (December 30, 2014) – TransAtlantic Petroleum Ltd. (NYSE-MKT: TAT) (TSX: TNP) (the “Company” or “TransAtlantic”) announced today that it has received $47.4 million of subscriptions in a non-brokered private placement of convertible notes due 2017 (the “Notes”), which was previously disclosed on December 19, 2014. The Notes will bear interest at a rate of 13.0% per annum and will mature on July 1, 2017. The Notes may be converted, at the election of the holder, any time after July 1, 2015, into common shares of TransAtlantic at a conversion price of $6.80 per share.

TransAtlantic has the right to redeem the Notes at a premium, beginning July 1, 2015, with the holder having the right to convert the notes prior to the date of redemption. The Company must offer to repurchase some or all of the Notes upon certain extraordinary corporate events. TransAtlantic has agreed to exchange the Notes for substantially identical notes issued pursuant to an indenture (the “Exchange Notes”) and thereafter to file a shelf registration statement no later than May 1, 2015 covering the resale of the Exchange Notes and common shares issued upon conversion.

TransAtlantic expects to use the proceeds from the Notes for short-term debt repayment, working capital, and general corporate purposes, primarily in its Albanian operations. The Notes are senior unsecured obligations and are structurally subordinated to all indebtedness of the Company’s subsidiaries.

The family and related entities of TransAtlantic’s Chairman and Chief Executive Officer N. Malone Mitchell 3rd subscribed for $20.0 million of the Notes. More than 95% of current subscriptions are from existing shareholders. The Company may offer up to $7.6 million of additional Notes in early 2015.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, these securities.

About TransAtlantic

TransAtlantic Petroleum Ltd. is an international oil and natural gas company engaged in the acquisition, exploration, development and production of oil and natural gas. The Company holds interests in developed and undeveloped properties in Turkey, Albania and Bulgaria.

(NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements concerning the proceeds of a convertible notes offering, as well as other expectations, plans, goals, objectives, assumptions or information about future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect. In addition to other assumptions identified in this news release, assumptions have been made regarding, among other things, the ability of the Company to continue to develop and exploit attractive foreign initiatives and investor demand for convertible notes.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include, but are not limited to, investor demand for convertible notes; market prices for natural gas, natural gas liquids and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids and oil; the results of exploration and development drilling and related activities; economic conditions in the countries and provinces in which the Company carries on business, especially economic slowdowns; actions by governmental authorities, receipt of required approvals, increases in taxes, legislative and regulatory initiatives relating to fracture stimulation activities, changes in environmental and other regulations, and renegotiations of contracts; political uncertainty, including actions by insurgent groups or other conflict; outcomes of litigation; the negotiation and closing of material contracts; shortages of drilling rigs, equipment or oilfield services; the integration of Stream Oil & Gas Ltd.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Contact:

Taylor Beach

Director of Investor Relations

(214) 265-4746

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

http://www.transatlanticpetroleum.com

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